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                                                                    EXHIBIT 10.9
                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                              SUBORDINATED GUARANTY


         This Amended and Restated Subordinated Guaranty, dated as of October 31, 2002 (amending and restating the Subordinated Guaranty dated as of July 31, 2002 (the "Existing Subordinated Guaranty") and as may be further amended, modified, supplemented, renewed, extended or restated from time to time, this "Guaranty"), is by Williams Production Holdings LLC, a Delaware limited liability company ("Guarantor"), in favor of the Financial Institutions (as defined below). Capitalized terms used in this Guaranty but not defined herein shall have the meanings set forth for such terms in the Amended and Restated Credit Agreement dated as of October 31, 2002, executed by The Williams Companies, Inc., as borrower (the "Company"), Citicorp USA, Inc., as agent and collateral agent, Bank of America N.A. as syndication agent, Citibank, N.A. and Bank of America N.A. as issuing bank, Salomon Smith Barney Inc., as arranger, and the banks named therein (as the same may be further modified, replaced, refinanced, amended or supplemented from time to time, the "New Credit Agreement").

                                  INTRODUCTION

   A. The Company and certain of its Subsidiaries (i) have entered into certain financing transactions with and (ii) prior to the date hereof, have caused certain other existing letters of credit to be issued by, certain lenders, financial institutions and other investors (such lenders, financial institutions and investors, and, to the extent any such financing transaction consists of or includes a guaranty provided by the Company and/or its Subsidiaries, each of the beneficiaries of such guaranty (as set forth therein) and each of the entities more fully described on Schedule II attached hereto collectively, the "Financial Institutions;" provided, however, except as expressly noted on Schedule II, neither the Company nor any of its Subsidiaries shall be a deemed a "Financial Institution;" and provided further, no such lender, financial institution or investor shall be deemed a "Financial Institution" hereunder until such lender, financial institution or investor, or an authorized representative of such lender, financial institution or investor, (A) executes this Guaranty or (B) expressly acknowledges in an instrument as of even date herewith and to which the Senior Agent is named a third party beneficiary that any claims under this Guaranty shall be subject to the subordination provisions contained in Section 7 hereof). Such financing transactions, including those entered into in connection with the New Credit Agreement, and the existing letters of credit are documented by certain credit, security, letter of credit and guaranty documents, all as more fully set forth on Schedule I attached hereto (collectively, as the same may be modified, replaced, refinanced, amended or supplemented from time to time, "Credit Documents"). "Borrowers" as used herein shall mean the borrowers or guarantors under any one or more of the Credit Documents.

   B. It is a condition to certain transactions under the Credit Documents that the Guarantor shall have executed and delivered this Guaranty.

   C. From time to time the Company has made capital contributions and advances to the


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Guarantor. The Guarantor is a wholly owned Subsidiary of the Company and will derive substantial direct or indirect benefit from the transactions contemplated by the Credit Documents.

   NOW, THEREFORE, the parties hereto have agreed to amend and restate the Existing Subordinated Guaranty, and the Existing Subordinated Guaranty is hereby amended and restated in its entirety as follows:

   In order to induce the Financial Institutions to extend certain financing transactions and letters of credit described in the Credit Documents, the Guarantor hereby agrees for the ratable benefit of the Financial Institutions as follows:

Section 1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the obligations and indebtedness of the Company under the Credit Documents (such obligations being referred to herein as the "Guaranteed Obligations"); provided that Guaranteed Obligations shall not include any increases which occur after the date hereof in the principal amount of the obligations under the Credit Documents (other than increases in the principal amount of such obligations that are provided for as of the date of the execution of this Agreement but not yet funded) and/or the commitments to advance funds or letters of credit thereunder. Without limiting the generality of the foregoing, Guarantor's liability shall extend to all amounts which constitute part of the Guaranteed Obligations even if such Guaranteed Obligations are declared unenforceable or not allowable in a bankruptcy, reorganization, or similar proceeding involving a Borrower, or any guarantor of any portion of the foregoing Guaranteed Obligations (collectively such guarantors together with the Guarantor and the Borrowers are referred to herein as the "Obligors"). This Guaranty is a guarantee of payment, not of collection, and Guarantor is primarily liable for the payment of the Guaranteed Obligations.

Section 2. Limit of Liability. The liabilities and obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Section 3. Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the Credit Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Financial Institution with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations in each and every particular, and a separate action or actions may be brought and prosecuted against any other Obligor, or any other Person regardless of whether any other Obligor or any other Person is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

         (a) The lack of validity or unenforceability of the Guaranteed Obligations or any Credit Document (other than this Guaranty against the Guarantor) for any reason whatsoever,


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including that the act of creating the Guaranteed Obligations is ultra vires, that the officers or representatives executing the documents creating the Guaranteed Obligations exceeded their authority, that the Guaranteed Obligations violate usury or other laws, or that any Obligor has defenses to the payment of the Guaranteed Obligations, including breach of warranty, statute of frauds, bankruptcy, statute of limitations, lender liability, or accord and satisfaction;

         (b) Any change in the time, manner, or place of payment of, or in any term of, any of the Guaranteed Obligations, any increase, reduction, extension, or rearrangement of the Guaranteed Obligations, any amendment, supplement, or other modification of the Credit Documents, or any waiver or consent granted under the Credit Documents, including waivers of the payment and performance of the Guaranteed Obligations;

         (c) Any release, exchange, subordination, waste, or other impairment (including negligent impairment) of any collateral securing payment of the Guaranteed Obligations; the failure of any Financial Institution or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale, or other handling of the collateral; the fact that any security interest, lien, or assignment related to any collateral for the Guaranteed Obligations shall not be properly perfected, or shall prove to be unenforceable or subordinate to any other security interest, lien, or assignment;

         (d) Any full or partial release of any Obligor (other than the full or partial release of the Guarantor);

         (e) The failure to apply or the manner of applying collateral or payments of the proceeds of collateral against the Guaranteed Obligations;

         (f) Any change in the organization or structure of any Obligor; any change in the shareholders, directors, or officers of any Obligor; or the insolvency, bankruptcy, liquidation, or dissolution of any Obligor or any defense that may arise in connection with or as a result of any such insolvency, bankruptcy, liquidator or dissolution;

         (g) The failure to give notice of any extension of credit made by any Financial Institution to any Obligor, notice of acceptance of this Guaranty, notice of any amendment, supplement, or other modification of any Credit Document, notice of the execution of any document or agreement creating new Guaranteed Obligations, notice of any default or event of default, however denominated, under the Credit Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of suit, notice of any Financial Institution's transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding any Obligor, or any other notice of any kind relating to the Guaranteed Obligations;

         (h) Any payment or grant of collateral by any Obligor to any Financial Institution being held to constitute a preference under bankruptcy laws, or for any reason any Financial Institution is required to refund such payment or release such collateral;


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         (i) Any other action taken or omitted which affects the Guaranteed
Obligations, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof;

         (j) The fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including, without limitation, by way of discharge, limitation or tolling thereof under applicable bankruptcy laws; and

         (k) Any other circumstances which might otherwise constitute a defense available to, or a discharge of any Obligor (other than the discharge of the Guarantor).

Section 4. Financial Institutions' Rights and Certain Waivers.

         4.01 Notice and Other Remedies. Guarantor hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate, and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Financial Institution protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against any Obligor or any other Person or any collateral.

         4.02. Waiver of Subrogation and Contribution. (a) Until such time as the Guaranteed Obligations are irrevocably paid in full, Guarantor hereby irrevocably waives any claim or other rights which it may acquire against any Obligor that arise from the Guarantor's Guaranteed Obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. Section 509), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of any Financial Institution against any Obligor, or any collateral which any Financial Institution now has or acquires. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Financial Institutions, and shall promptly be paid to the Financial Institutions to be applied to the Guaranteed Obligations, whether matured or unmatured. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Documents and that the waiver set forth in this
Section 4.02(a) is knowingly made in contemplation of such benefits.

         (b) Guarantor agrees that, to the extent that any Borrower makes payments to any Financial Institution, or any Financial Institution receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. GUARANTOR SHALL INDEMNIFY EACH FINANCIAL INSTITUTION AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL ACTUAL LOSSES, LIABILITIES, GUARANTEED OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT,


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INSOFAR AS SUCH LOSSES, LIABILITIES, GUARANTEED OBLIGATIONS, PENALTIES, ACTIONS,
JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM (I) ANY ACTUAL OR PROPOSED USE BY ANY BORROWER, OR ANY AFFILIATE OF ANY BORROWER OF THE PROCEEDS OF ANY ADVANCE, (II) ANY BREACH BY GUARANTOR OF ANY PROVISION OF THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT, (III) ANY
INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, OR (IV) ANY
ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENT OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES, OR THE OPERATIONS OR BUSINESS, OF ANY OBLIGOR, AND GUARANTOR SHALL REIMBURSE EACH FINANCIAL INSTITUTION, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES, UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, GUARANTEED OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON
BEING INDEMNIFIED'S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, GUARANTEED OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ANY PAYMENTS DUE WITH RESPECT
TO THIS SECTION 4.02(b) SHALL BE SUBJECT TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS.

         4.03. Modifications and Amendment to the Credit Documents. As provided in Section 1 above, certain increases in the principal indebtedness outstanding under the Credit Documents shall not constitute Guaranteed Obligations. Except as to the foregoing, the parties to the Credit Documents shall have the right to amend or modify such Credit Agreements without affecting the rights provided for in this Guaranty.

         4.04 Limitation on Enforcement. By acceptance of the benefits provided hereunder, each Financial Institution acknowledges and agrees that it will not file, or join in or support the filing of, an involuntary proceeding or petition in bankruptcy against Guarantor; provided such restriction shall not limit any Financial Institution from making claims in or taking any other actions in connection with any such proceeding which takes place.

Section 5. Representations and Warranties. Guarantor hereby represents and warrants as follows:

         (a) Business Existence. Guarantor is duly organized, validly existing, and in good standing under the laws of Delaware and is in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a material adverse effect.

         (b) Power. The execution, delivery, and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereby (a) are within Guarantor's limited liability company powers, (b) have been duly authorized by all necessary limited liability company action, and (c) do not contravene (i) Guarantor's certificate of formation or limited liability company agreement or (ii) any law or any contractual restriction binding on or affecting Guarantor or its property.


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         (c) Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Guarantor of this Guaranty or the consummation of the transactions contemplated hereby.

         (d) Enforceable Obligations. This Guaranty has been duly executed and delivered by Guarantor. This Guaranty is the legal, valid, and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally.

         (e) Solvency. After giving effect to this Guaranty and the concurrent amendments to various financing arrangements and agreements of the Company and its Subsidiaries and the asset sales by the Company and/or its Subsidiaries that were consummated by the Company on or about July 31, 2002, Guarantor, individually and together with its Subsidiaries, is Solvent.

Section 6. Covenants.

         (a) In the event that a Financial Institution wishes to enforce the guarantee contained in Section 1 hereof against Guarantor, then subject in all cases to Section 7 below, it shall make written demand for payment from Guarantor, provided that no such demand shall be required if Guarantor is in bankruptcy, liquidation, or other insolvency proceedings, and provided that failure by a Financial Institution to make such demand shall not affect Guarantor's obligations under this Guaranty.

         (b) From and after the repayment in full of the Senior Obligations, the following shall apply: All indebtedness of Guarantor to another Obligor or any Borrower or any Subsidiary of a Borrower shall be subordinated to all indebtedness of Guarantor to any Financial Institution under any of the Credit Documents (the "Designated Indebtedness"), as follows:

                  (i) In the event of any insolvency or bankruptcy proceedings, or any receivership liquidation, reorganization, or other similar proceedings in connection therewith, relative to Guarantor, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of Guarantor, whether or not involving insolvency or bankruptcy, then the holders of the Designated Indebtedness shall be entitled to receive payment in full of all Designated Indebtedness before any Obligor or any Subsidiary of a Borrower shall receive any payment on account of principal or interest due such Person from Guarantor;

                  (ii) After the occurrence and during the continuance of any default or event of default, however denominated, under any Credit Document (an "Event of Default"), Guarantor shall not exercise or attempt to exercise any right of offset or counterclaim in respect of any of its obligations to any other Obligor or any Subsidiary of a Borrower if the effect thereof shall be to reduce the amount of any payment to which the holders of


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         Designated Indebtedness would be entitled in the absence of such offset or counterclaim; and if and to the extent that, notwithstanding the foregoing, Guarantor is required by any mandatory provisions of law to exercise any such right of offset or counterclaim, each reduction of the amount owing on the account of the principal of or premium (if any) or interest owed to any Obligor or any Subsidiary of a Borrower by reason of such offset or counterclaim shall be deemed to be a payment by Guarantor in a like amount in respect of such amounts which clause
         (iv) below shall apply;

                  (iii) Following the occurrence and during the continuance of any Event of Default, (A) payment of the principal or interest upon any indebtedness owed to any Obligor or any Subsidiary of a Borrower shall not be made thereunder until payment in full of all Designated Indebtedness has been made and (B) the holders of the Designated Indebtedness shall be entitled to receive payment in full of all Designated Indebtedness prior to the entitlement of any Obligor or any Subsidiary of a Borrower to receive any payment of the principal or interest (except for payments which have been made prior to the occurrence of such event of default);

                  (iv) If, notwithstanding the provisions of the foregoing subparagraphs (i) through (iii), any payment or distribution on any indebtedness shall be received by Guarantor or any Obligor or any Subsidiary of a Borrower while an Event of Default exists and before the holders of the Designated Indebtedness shall have received payment in full on all Designated Indebtedness, such payment or distribution shall be (and shall be deemed to be) held in trust for the benefit of, and shall be paid over or delivered or transferred to, the holders of the Designated Indebtedness for application to the payment of all Designated Indebtedness held by such holder to the extent necessary to satisfy such Designated Indebtedness; and

                  (v) No present or future holder of Designated Indebtedness shall be prejudiced in its right to enforce subordination of any Obligor or any Subsidiary of a Borrower by any act or failure to act on the part of Guarantor whether or not such act or failure shall give rise to any right of rescission or other claim or cause of action on the part of Guarantor or any Borrower or any Subsidiary of a Borrower. The provisions of the foregoing paragraphs with respect to subordination are solely for the purpose of defining the relative rights of the holders of Designated Indebtedness on the one hand, and any Obligor or any Subsidiary of a Borrower on the other hand, and none of such provisions shall impair, as between Guarantor and any Obligor or any Subsidiary of a Borrower, the obligation of Guarantor, which is unconditional and absolute, to pay to any Obligor or any Subsidiary of a Borrower the principal and interest of any indebtedness in accordance with its terms, nor shall anything in such provisions prevent any other Obligor or any Subsidiary of a Borrower from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of holders of Designated Indebtedness under such provisions.

         The terms of Section 6(b) shall not be applicable during the period that the Senior Obligations remain outstanding.


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         (c) The Guarantor will not create, assume, incur or suffer to exist any
Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income except pursuant to documents entered into in connection with the Senior Credit
Documents or as otherwise permitted therein.

         (d) The Guarantor will not create, incur, assume or suffer to exist any Debt other than Debt that (i) is created pursuant to this Guaranty, (ii) constitutes Senior Obligations or (iii) is permitted pursuant to the Senior Credit Documents.

         (e) The Guarantor will not create, incur, assume or suffer to exist any obligation or liability other than (i) Debt permitted under clause (d) above and
(ii) any obligation or liability that is permitted pursuant to the Senior Credit Documents on the date hereof.

Section 7. Subordination.

         (a) By acceptance of this Guaranty, whether by execution on or about the date hereof or acceptance in an instrument of even date herewith, each Financial Institution hereby acknowledges that payments made by the Guarantor under this Guaranty with respect to the Guaranteed Obligations shall be subordinated to all of the Senior Obligations (as defined below), and that the Guarantor shall not make payments to the Financial Institutions under this Guaranty with respect to the Guaranteed Obligations in whole or in part until the Senior Obligations have been paid in full. No Financial Institution shall accept any payment from the Guarantor of or on account of any Guaranteed Obligations at any time in contravention of the foregoing. Upon the occurrence and during the continuance of any default or event of default, however denominated, under any Credit Document or the Senior Credit Agreement (as defined below) (an "Event of Default"), each Financial Institution shall pay to the Senior Agent (as defined below) any payment made by Guarantor pursuant to this Guaranty of all or any part of the Guaranteed Obligations and any amount so paid to the Senior Agent shall be applied to payment of the Senior Obligations. Each payment made by Guarantor pursuant to this Guaranty on the Guaranteed Obligations received in violation of any of the provisions hereof shall be deemed to have been received by the Financial Institutions as trustee for the Senior Agent and shall be paid over to the Senior Agent immediately on account of the Senior Obligations. The Financial Institutions agree not to ask, demand, sue for, take or receive from Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), any payment by the Guarantor under this Guaranty unless and until the Senior Obligations are paid in full. Senior Agent is hereby authorized to demand specific performance by the Financial Institutions of its agreements set forth in this Section at any time the Financial Institutions shall have failed to comply with any of the provisions of this Section. The Financial Institutions hereby irrevocably waive any defense based on the adequacy of remedies at law, which might be asserted as a bar to such remedy of specific performance.

         (b) The Financial Institutions shall only be entitled to take any remedial or enforcement actions against the Guarantor under this Guaranty upon or after the earliest to occur of (i) the payment in full of all Senior Obligations or (ii) the taking of any remedial or enforcement remedy by the Senior Agent.


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         (c) As used in this Guaranty, the following terms shall have the following meanings:

         "Senior Agent" means the administrative agent under the Senior Credit Agreement.

         "Senior Credit Agreement" means that certain Credit Agreement, dated as of July 31, 2002, among The Williams Companies, Inc., a Delaware corporation, Williams Production Holdings LLC, a Delaware limited liability company, Williams Production RMT Company, a Delaware corporation, the Lenders party thereto from time to time, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent and as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

         "Senior Credit Documents" means the Senior Credit Agreement, the Senior Guaranty, all other Loan Documents (as defined in the Senior Credit Agreement) and all other documents evidencing or creating any Senior Obligations, and all documents and instruments delivered in connection with or pursuant thereto or under which rights or remedies with respect to any of the foregoing are governed, as any such document or instrument may from time to time be amended, renewed, restated, replaced, refinanced, supplemented or otherwise modified.

         "Senior Guaranty" means the guaranty of the Guarantor under that certain Guarantee and Collateral Agreement, dated as of July 31, 2002, by Williams Production RMT Company, the Guarantor and each of the other signatories thereto in favor of the Senior Agent.

         "Senior Obligations" means all obligations of the Guarantor under the Senior Credit Documents, and all other amounts, obligations, covenants and duties owing by the Guarantor to any lender under the Senior Credit Documents.

Section 8. Miscellaneous.

         8.01. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Financial Institutions holding at least 51% of the principal amount of the Guaranteed Obligations at the time thereof and shall be effective only in the specific instance and for the specific purpose for which given. In addition to the foregoing and so long as the Senior Obligations remain outstanding, no amendment or waiver of (i) Section 7 of this Guaranty or (ii) any other provision of this Guaranty that could have an adverse effect on the Guarantor's performance of the Senior Credit Documents, the prepayment or repayment of the Senior Obligations or the Senior Agent's rights hereunder shall be effective unless the same shall be in writing and signed by the Senior Agent and shall be effective only in the specific instance and for the specific purpose for which given. Provided, however, that any amendment or waiver releasing the Guarantor from any liability hereunder shall require the unanimous consent of all Financial Institutions and be effective only in the specific instance and for the specific purpose for which given. No Financial Institution may be removed as a beneficiary of this Guaranty without such Financial Institution's prior written consent.


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         8.02. Addresses for Notices. All notices and other communications to
Guarantor shall be delivered to the address set forth beneath its signature on the signature page hereto, or to such other address as shall be designated by the Guarantor by written notice to all of the Financial Institutions. All notices and other communications provided for under this Guaranty shall be in writing (including telecopy communication), shall be mailed, telecopied, or delivered, and shall, when mailed or telecopied, be effective when received in the mail or sent by telecopier.

         8.03. No Waiver; Remedies. No failure on the part of any Financial Institution to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         8.04. Right of Set-Off. From and after the repayment in full of the Senior Obligations, the following shall apply: Upon the occurrence and during the continuance of any default or event of default however described under a Credit Document, each Financial Institution party to such Credit Document is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Financial Institution to the accounts of the Guarantor against any and all of the obligations of the Guarantor under this Guaranty, irrespective of whether or not such Financial Institution shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each Financial Institution agrees promptly to notify the Guarantor after any such set-off and application made by such Financial Institution provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Financial Institutions under this Section 8.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Financial Institutions may have.

         8.05. Continuing Guaranty; Assignments under Credit Documents. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) be binding upon Guarantor and its respective successors and assigns, (c) inure to the benefit of, and be enforceable by, each of the Financial Institutions and their respective successors, transferees and assigns, and (d) not be terminated by Guarantor or any other Person. Without limiting the generality of the foregoing clause (c), any Financial Institution may assign or otherwise transfer all or any portion of its rights and Guaranteed Obligations and the assignee shall thereupon become vested with all the benefits in respect thereof granted to such Financial Institution herein or otherwise. Upon the indefeasible payment in full and termination of the Guaranteed Obligations, each guaranty granted hereby shall terminate and all rights hereunder shall revert to the Guarantor to the extent such rights have not been applied pursuant to the terms hereof. Upon any such termination, each Financial Institution will, at Guarantor's expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination. This Guaranty is not assignable by Guarantor without the written consent of each Financial Institution.

         8.06 Incorporated Definitions. All defined terms that are incorporated from other agreements into this Guaranty by reference shall have the meanings assigned to such terms as of the date hereof but shall not be modified by any subsequent amendment or modification that takes place after the date hereof unless consented to by the parties hereto.

         8.07. Governing Law; Submission to Jurisdiction; Suits and Claims.

         (a) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, except to the extent provided in Section 8.07(b) hereof and to the extent that the federal laws of the United States of America may otherwise apply.

         (b) Notwithstanding anything in Section 8.07(a) hereof to the contrary, nothing in this Guaranty shall be deemed to constitute a waiver of any rights which any of the Financial Institutions may have under the National Bank Act or other federal law, including without limitation the right to charge interest at the rate permitted by the laws of the State where the applicable Financial Institution is located.

         (c) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE FINANCIAL INSTITUTIONS OR GUARANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS SET FORTH BENEATH ITS SIGNATURE ON THE SIGNATURE PAGE HERETO. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE CREDIT DOCUMENTS.

         (d) GUARANTOR AND THE FINANCIAL INSTITUTIONS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         (e) The provisions set forth in this Guaranty shall only be enforceable by the Financial Institutions and their respective successors and assigns, and no other Person shall have the right to bring any claim or cause of action based on this Guaranty.

         8.08. Effectiveness. This Guaranty shall be deemed effective as of July 31, 2002 (the "Effective Date") upon the satisfaction of the conditions precedent as set out in Section 3.1 of the New Credit Agreement, without giving effect to the terms of Section 3.3.

          Guarantor has caused this Guaranty to be duly executed as of the date first above written.


                                         WILLIAMS PRODUCTION HOLDINGS LLC,
                                         as Guarantor


                                         By:       /s/ Ralph A. Hill
                                         Name:     Ralph A. Hill
                                         Title:    Senior Vice President

          Each of the entities reflected on the following ten (10) pages is executing this Guaranty as a Financial Institution party to the Amended and Restated Credit Agreement dated as of October 31, 2002 among the Company and the Financial Institutions named therein:

                                         AGENT AND COLLATERAL AGENT:

                                         CITICORP USA, INC., as Agent and
                                         Collateral Agent



                                         By:    /s/  Todd J. Mogil
                                         Name:  Todd J. Mogil
                                         Title: Vice President

                                         BANKS AND ISSUING BANKS:

                                         CITIBANK N.A., as Issuing Bank



                                         By:    /s/ Todd J. Mogil
                                         Name:  Todd J. Mogil
                                         Title: Vice President

                                         CITICORP USA, INC.



                                         By:    /s/ Todd J. Mogil
                                         Name:  Todd J. Mogil
                                         Title: Vice President

                                         THE BANK OF NOVA SCOTIA. as Canadian
                                         Issuing Bank and Bank



                                         By:
                                         Name:
                                         Title:

                                         BANK OF AMERICA, N.A., as Issuing Bank
                                         and Bank



                                         By:    /s/ Claire M. Liu
                                         Name:  Claire M. Liu
                                         Title: Managing Director

                                         JP MORGAN CHASE BANK



                                         By:    /s/ Robert W. Traband
                                         Name:  Robert W. Traband
                                         Title: Vice President

                                         TORONTO DOMINION (TEXAS), INC.



                                         By:    /s/ Jill Hall
                                         Name:  Jill Hall
                                         Title: Vice President

                                         CREDIT LYONNAIS NEW YORK BRANCH



                                         By:    /s/ Olivier Audermard
                                         Name:  Olivier Audermard
                                         Title: Senior V.P.

                                         MERRILL LYNCH CAPITAL CORP.



                                         By:    /s/ Carol J.E. Feeley
                                         Name:  Carol J.E. Feeley
                                         Title: Vice President

                                         LEHMAN COMMERCIAL PAPER, INC.



                                         By:    /s/ Francis Chang
                                         Name:  Francis Chang
                                         Title: Authorized Signatory

                                   SCHEDULE I
                                CREDIT DOCUMENTS


NEW CREDIT FACILITY:

Amended and Restated Credit Agreement dated as of October 31, 2002 executed by The Williams Companies, Inc., as borrower, Citicorp USA, Inc., as agent and collateral agent, Bank of America N.A. as syndication agent, Citibank, N.A. and Bank of America N.A. as issuing bank, Salomon Smith Barney Inc., as arranger, and the banks named therein.

All documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection with the foregoing.

PROGENY AGREEMENTS

Parent Support Agreement dated as of December 23, 1998, made by The Williams Companies, Inc. in favor of Castle Associates L. P. and Colchester LLC and the other Indemnified Persons listed therein, as amended (the "Castle Parent Support Agreement"). Notwithstanding anything in the Guaranty to the contrary, for purposes of Section 8.01 of the Guaranty, the principal amount of this Progeny Facility shall equal the outstanding Unrecovered Capital of the Limited Partner plus all accrued and undistributed First Priority Return to be distributed to the Limited Partner in accordance with Section 4.01(a) of the Castle Partnership Agreement plus all other amounts then due and payable to the Limited Partner. As used herein, "Castle Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Castle Associates L.P., dated as of December 23, 1998, by and among Garrison, L.L.C., a Delaware limited liability company, Laughton, L.L.C., a Delaware limited liability company, and Colchester LLC, a Delaware limited liability company, as amended, supplemented, amended and restated or otherwise modified from time to time. Capitalized terms used in this paragraph but not otherwise defined herein or in the Guaranty shall have the meanings ascribed in the Castle Partnership Agreement.

First Amended and Restated Term Loan Agreement dated as of October 31, 2002, among The Williams Companies, Inc., as Borrower, and Credit Lyonnais New York Branch, as Administrative Agent, and the Lenders named therein, as amended.

Second Amended and Restated Participation Agreement dated as of January 28, 2002 among Williams Oil Gathering, L.L.C., a Delaware limited liability company, as Lessee, Williams Field Services Company, a Delaware corporation, as Construction Agent, The Williams Companies, Inc., a Delaware corporation, as Guarantor, Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A. (successor by merger to First Security Trust Company of Nevada), as Collateral Agent, the financial institutions named therein as the Facility Lenders and Purchasers, Bank of America, National Association, as Administrative Agent and Administrator for the CP Lender, Banc of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent, as amended by the

Consent and First Amendment dated as of July 31, 2002 and the Consent and Second Amendment dated as of October 31, 2002. Second Amended and Restated Participation Agreement dated as of January 28, 2002 among Williams Field Services - Gulf Coast Company, L.P., a Delaware limited partnership, as Lessee, Williams Field Services Company, a Delaware corporation, as Guarantor, Wells Fargo Bank Northwest, National Association, (formerly known as First Security National Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada N.A., (successor by merger to First Security Trust company of Nevada), as Collateral Agent, the financial institutions named therein as Certificate Holders, Hatteras Funding Corporation, a Delaware corporation, as CP Lender, the financial institutions named therein as the Facility Lenders and Purchasers, Bank of America, National Association, as Administrative Agent and Administrator for the CP Lender, Banc of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent, as amended by the Consent and First Amendment dated as of July 31, 2002 and the consent and Second Amendment dated as of October 31, 2002.

$200,000,000 Term Loan Agreement dated as of January 29, 1999, among The Williams Companies, Inc., as Borrower, and Mizuho Corporate Bank, Ltd., f/k/a The Fuji Bank, Limited, as Administrative Agent, and the Banks named therein, as amended.

Joint Venture Sponsor Agreement dated as of December 28, 2000, among The Williams Companies, Inc., as Sponsor and Williams Field Services Company, in favor of Prairie Wolf Investors, Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons listed therein, as amended. Notwithstanding anything in the Guaranty to the contrary, for purposes of
Section 8.01 of the Guaranty, the outstanding amount of this Progeny Facility shall equal the outstanding Capital Contribution of the Joint Venture Class B Member (each as defined in the Snow Goose Company Agreement) plus the accrued and unpaid Class B Amount (as defined in the Snow Goose Company Agreement) plus all other amounts then due and payable to the Joint Venture Class B Member. As used herein, "Snow Goose Company Agreement" means the Amended and Restated Company Agreement of Snow Goose Associates, L.L.C., a Delaware limited liability company, Prairie Wolf Investors, L.L.C., a Delaware limited liability company, and Snow Goose Associates, L.L.C., a Delaware limited liability company, as amended, supplemented, amended and restated or otherwise modified from time to time.

Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority, The Williams Companies, Inc., Bank of Oklahoma, National Association, and Bank of America, N.A. (formerly NationsBank of Texas, N.A.), relative to Tulsa Parking Authority First Mortgage Revenue Bonds, as amended.

$127,000,000 Master Agreement dated as of March 6, 2000, among The Williams Companies, Inc., as Guarantor, Williams TravelCenters, Inc. and certain other subsidiaries of The Williams Companies, Inc., as Lessees, Atlantic Financial Group, Ltd., as Lessor, SunTrust Bank, as Agent, Societe Generale, Southwest Agency, as Documentation Agent, and KBC Bank, N.V., as Syndication Agent and the Lenders named therein, as amended.

PPH Sponsor Agreement dated as of December 31, 2001, by The Williams Companies, Inc., as Sponsor, in favor of Piceance Production Holdings LLC, Plowshare Investors LLC, and other

Indemnified Persons listed in the agreement, as amended (the "PPH Company Agreement"). Notwithstanding anything in the Guaranty to the contrary, for purposes of Section 8.01 of the Guaranty, the outstanding amount of this Progeny Facility shall equal the outstanding Contributed Capital of the Class B Preferred Member (each as defined in the PPH Company Agreement) plus the accrued and unpaid Class B Priority Return (as defined in the PPH Company Agreement) plus all other amounts then due and payable to the Class B Preferred Member. As used herein, "PPH Company Agreement" means the Amended and Restated Limited Liability Company Agreement of Piceance Production Holdings LLC, dated as of December 31, 2001, by and among, Williams Production RMT Company, a Delaware corporation, Bison Royalty LLC, a Delaware limited liability company, Plowshare Investors LLC, a Delaware limited liability company, and Piceance Production Holdings LLC, a Delaware limited liability company, as amended, supplemented, amended and restated or otherwise modified from time to time.

Amended and Restated LLC Loan Agreement dated as of June 9, 2000 among Millennium Energy Fund, L.L.C. and MEF Production Payment Trust, as amended, and the Amended and Restated Notes Credit Agreement dated as of June 9, 2000 among MEF Production Payment Trust as the Borrower, certain financial institutions thereto, Credit Lyonnais as Syndication Agent, and Bank of Montreal, as Agent, and the Transaction Documents (as defined therein) related thereto.

All documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection with any of the foregoing.

LEGACY L/Cs

See Attachment 1 attached hereto.

All documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection with the letters of credit described on Attachment 1.

                                  ATTACHMENT 1

                                [TO BE ATTACHED]

                                   SCHEDULE II

NEW CREDIT AGREEMENT

    1. Citicorp USA, Inc., as Agent on behalf of the Lenders party to that certain Amended and Restated Credit Agreement dated as of October 31, 2002 by and among The Williams Companies, Inc. as Borrower, the Lenders party thereto, Citibank, N.A., Bank of America N.A. and The Bank of Nova Scotia as Issuing Banks, Bank of America N.A. as Syndication Agent, Salomon Smith Barney Inc. as Arranger, and Citicorp USA, Inc., as Agent and Collateral Agent.

PROGENY FACILITIES

    1. Castle Associates L.P.* and Colchester LLC and the other Indemnified Persons (as defined in the Castle Parent Support Agreement) and Guaranteed Parties (as defined in the Castle Parent Support Agreement) as parties to or beneficiaries of the Castle Parent Support Agreement and related transaction documents.

    2. Credit Lyonnais New York Branch, as Administrative Agent on behalf of the Lenders party to the First Amended and Restated Term Loan Agreement dated as of October 31, 2002 among The Williams Companies, Inc., as Borrower, and Credit Lyonnais New York Branch, as Administrative Agent, and the Lenders named therein, as amended.

    3. First Security Bank, N.A. as Certificate Trustee on behalf of the Certificate Holders, Wells Fargo Bank Nevada, N.A., as Collateral Agent, and Bank of America, N.A., as Administrative Agent and Administrator under that certain Second Amended and Restated Participation Agreement, dated as of January 28, 2002, among Williams Oil Gathering, L.L.C., as Lessee, Williams Field Services Company, as Construction Agent, The Williams Companies, Inc., as Guarantor, First Security Bank, N.A. as Certificate Trustee, the Certificate Holders party thereto, Wells Fargo Bank Nevada, N.A., as Collateral Agent, Bank of America, N.A., as Administrative Agent and Administrator, as amended.

    4. First Security Bank, N.A. as Certificate Trustee on behalf of the Certificate Holders, Wells Fargo Bank Nevada, N.A., as Collateral Agent, and Bank of America, N.A., as Administrative Agent and Administrator under that certain Second Amended and Restated Participation Agreement, dated as of January 28, 2002, among Williams Field Services - Gulf Coast Company, L.P., as Lessee, Williams Field Services Company, as Construction Agent, The Williams Companies, Inc., as Guarantor, First Security Bank, N.A. as Certificate Trustee, the Certificate Holders party thereto, Wells Fargo Bank Nevada, N.A., as Collateral Agent, Bank of America, N.A., as Administrative Agent and Administrator, as amended.

    5. Mizuho Corporate Bank, Ltd., f/k/a The Fuji Bank, Limited, as Administrative Agent on behalf of the Banks party to the $200,000,000 Term Loan Agreement, dated as of January 29, 1999, among The Williams Companies, Inc., as Borrower, and Mizuho Corporate

         Bank, Ltd., f/k/a The Fuji Bank, Limited, as Administrative Agent, and the Banks named therein, as amended.

    6. Prairie Wolf Investors, L.L.C. and Snow Goose Associates, L.L.C*. and the other Indemnified Persons (as defined in the Joint Venture Sponsor Agreement) as parties to or beneficiaries of that certain Joint Venture Sponsor Agreement, dated as of December 28, 2000, among The Williams Companies, Inc., as Sponsor and Williams Field Services Company, in favor of Prairie Wolf Investors, L.L.C., Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons listed therein, as amended, and related transaction documents.

    7. Tulsa Parking Authority and Bank of America, N.A. (formerly NationsBank of Texas, N.A.) as parties to that certain Letter of Credit and Reimbursement Agreement, dated as of May 15, 1994, among Tulsa Parking Authority, The Williams Companies, Inc., Bank of Oklahoma, National Association, and Bank of America, N.A. (formerly NationsBank of Texas, N.A.), relative to Tulsa Parking Authority First Mortgage Revenue Bonds, as amended, and related transaction documents.

    8. Atlantic Financial Group, Ltd., as Lessor, and SunTrust Bank, as Agent on behalf of the Lenders party to that certain Master Agreement, dated as of March 6, 2000, among The Williams Companies, Inc., as Guarantor, Williams TravelCenters, Inc. and certain other subsidiaries of The Williams Companies, Inc., as Lessees, Atlantic Financial Group, Ltd., as Lessor, SunTrust Bank, as Agent, Societe Generale, Southwest Agency, as Documentation Agent, KBC Bank, N.V., as Syndication Agent, and the Lenders party thereto, as amended, and related transaction documents.

    9. Piceance Production Holdings LLC*, Plowshare Investors LLC and the other Indemnified Persons (as defined in the PPH Sponsor Agreement) as parties to or beneficiaries of that certain PPH Sponsor Agreement, dated as of December 31, 2001, by The Williams Companies, Inc., as Sponsor, in favor of Piceance Production Holdings LLC, Plowshare Investors LLC, and other Indemnified Persons listed in the agreement, as amended, and related transaction documents.

    10. The Guaranteed Parties under that certain Amended and Restated Payment and Performance Guaranty, Indemnity and Undertaking made by The Williams Companies, Inc. in favor of the Guaranteed Parties, dated October 31, 2002, as amended, and related transaction documents.

    11. The Guaranteed Parties under that certain First Amendment to Performance Guaranty, Indemnity and Undertaking (Initial LLC Asset) made by The Williams Companies, Inc. in favor of the Guaranteed Parties, dated October 31, 2002, as amended, and related transaction documents.

LEGACY L/Cs

    1. Each issuer of a letter of credit as set forth on Attachment 1 attached to Schedule I to the Guaranty.


*Notwithstanding anything in the Guaranty to the contrary, the entities marked with an asterisk shall be deemed to be "Financial Institutions" for purposes of the Guaranty for so long as any Person not an affiliate of the Company owns an Equity Interest in such entity.

THE WILLIAMS COMPANIES, INC.

LEGACY LETTERS OF CREDIT - FOR PURPOSE OF PRO RATA DISTRIBUTION OF NET CASH PROCEEDS FROM ASSET SALES

AS OF 10-31-02

LETTER OF                                      ACCOUNT
CREDIT #                                        PARTY                                    BENEFICIARY
---------                                      -------                                   -----------
ABN-AMRO
S815546                            Wilpro Energy Services PIGAP II Ltd          PDVSA Petroleo y Gas SA

     Total ABN-AMRO

BANK OF AMERICA
C7269699                           MAPCO, Inc.                                  Old Republic Insurance Company
C7269707                           MAPCO, Inc.                                  ACE Insurance Company of Texas
3020403                            WilPro Energy Services (El Furrial) Ltd      Citibank, N.A.
7409323                            The Williams Companies, Inc.                 PDVSA Petroleo y Gas, S.A.
3037033                            Barrett Resources Corporation                Oklahoma Tax Commission
5535821l135652                     TWC                                          Tulsa Parking Authority

     Total Bank of America

JPMORGAN CHASE
P-389157                           The Williams Companies, Inc.                 Citicorp North America Inc. as RCE Agent (Castle)
P-299538                           Wilpro Energy Services (PIGAP II) Limited    PDVSA Petroleo y Gas, S.A.
P-219203                           Williams Energy Marketing & Trading          The New York Independent System Operator, Inc.
P-224665                           Williams Energy Marketing & Trading          Royal Bank of Canada
P-221802                           Williams Energy Marketing & Trading          California Power Exchange Corporation
P-221924                           The Williams Companies, Inc.                 National Union Fire Insurance et al
P-222915                           The Williams Companies, Inc.                 United States Fidelity & Guaranty
P-225395                           Williams Production RMT Co.                  Powder River Energy Corp.
P-225403                           Williams Production Mid-Continent Company    U.S. Dept. of Interior Bureau of Indian Affairs

     Total JPMorgan Chase

CITIBANK
33623046                           TWC on behalf of ACCROVEN, SRL               PDVSA Gas S.A. ACCRO III & IV Projects
33623048                           TWC on behalf of ACCROVEN, SRL               PDVSA Gas S.A. ACCRO III & IV Projects
33623049                           TWC on behalf of ACCROVEN, SRL               PDVSA Gas S. ACCRO III & IV Projects

     Total Citibank

ROYAL BANK OF CANADA
1739/s19728                        TWC/WGP-Alliance Canada                      Montreal Trust Company of Canada
1739/s19729                        TWC/WGP-Alliance Canada                      The Bank of Nova Scotia Trust Co. of NY

     Total Royal Bank of Canada

TORONTO DOMINION
1699                               The Williams Companies, Inc.                 Prairie Wolf Investors

     Total Toronto Dominion

WELLS FARGO
NMS232199                          Transco Energy Company                       Transportation Insurance Company

     Total Wells Fargo

                                   TOTAL LC's OUTSTANDING



LETTER OF                                                        EXPIRY          % OF          CASH
CREDIT #                              AMOUNT        DATED         DATE           TOTAL      COLLATERAL
---------                             ------        -----        ------          -----      ----------
ABN-AMRO
S815546                            $   5,000,000    9/1/1999    8/29/2003
                                   -------------
     Total ABN-AMRO                $   5,000,000                                  3.3%     $     471,000

BANK OF AMERICA
C7269699                           $     300,000   3/15/1995    3/30/2003
C7269707                           $   1,582,902   3/15/1995    3/31/2003
3020403                            $   5,652,733  11/15/1999   11/15/2002
7409323                            $     225,000    5/2/2002    5/31/2003
3037033                            $     200,000   4/16/2001    5/11/2003
5535821l135652                     $   8,608,985   5/15/1992    5/31/2003
                                   -------------
     Total Bank of America         $  16,569,620                                 11.0%     $   2,559,000

JPMORGAN CHASE
P-389157                           $   3,800,000  12/23/1998   12/23/2002
P-299538                           $  40,000,000    4/3/2000    4/16/2003
P-219203                           $   5,500,000  11/13/2001    12/1/2002
P-224665                           $   5,000,000   4/22/2002    4/30/2003
P-221802                           $   1,000,000    2/1/2002     2/1/2003
P-221924                           $   9,010,112    2/6/2002     3/1/2003
P-222915                           $   6,650,000    3/7/2002     3/1/2003
P-225395                           $   4,000,000   5/10/2002    5/10/2004
P-225403                           $      30,000   5/13/2002    5/17/2003
                                   -------------
     Total JPMorgan Chase          $  74,990,112                                 49.8%     $   9,720,000

CITIBANK
33623046                           $  32,500,000    3/9/2001     1/6/2003
33623048                           $   4,000,000    3/9/2001     1/6/2003
33623049                           $   1,000,000    3/9/2001     1/6/2003
                                   -------------
     Total Citibank                $  37,500,000                                 24.9%     $   3,536,000

ROYAL BANK OF CANADA
1739/s19728                        $   2,789,778  12/18/2000   12/17/2002
1739/s19729                        $   2,922,000  12/18/2000   12/17/2002
                                   -------------
     Total Royal Bank of Canada    $   5,711,778                                  3.8%     $     547,000

TORONTO DOMINION
1699                               $  10,860,000  12/28/2000   12/28/2005
                                   -------------
     Total Toronto Dominion        $  10,860,000                                  7.2%     $   1,024,000

WELLS FARGO
NMS232199                          $      40,000    2/2/1995     2/2/2003
                                   -------------
     Total Wells Fargo             $      40,000                                  0.0%     $      4,000

                                   $ 150,671,510                                  100%     $ 17,861,000
                                   =============                                          ------------